Exhibit 99.1

Filer: Middlefield Banc Corp. Project Type: 8-K Description: (LED) Form 8-K Q2 Earnings Release	Document Type: 8-K Document Version: 7 Project ID: 106163	Created By: Damon Yoder Created At: 7/16/2024 9:51:22 PM EDT

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Ronald L. Zimmerly, Jr. President and Chief Executive Officer Middlefield Banc Corp. (419) 673-1217 rzimmerly@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2024 Six-Month Financial Results

MIDDLEFIELD, OHIO, July 18, 2024 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the six months ended June 30, 2024.

2024 Six-Month Financial Highlights (on a year-over-year basis):

•	Net income was $8.3 million, compared to $10.0 million

•	Pre-tax, pre-provision net income(1) was $9.7 million, compared to $13.3 million

•	Earnings were $1.03 per diluted share, compared to $1.23 per diluted share

•	Net interest income after the provision for credit losses was $30.1 million, compared to $32.5 million

•	Noninterest income increased 8.7% to $3.6 million, compared to $3.3 million

•	Total loans increased 6.3% to a record $1.50 billion, compared to $1.41 billion

•	Total deposits increased 2.6% to a record $1.47 billion, compared to $1.43 billion

•	Return on average assets annualized was 0.91%, compared to 1.16%

•	Return on average equity annualized was 8.16%, compared to 9.64%

•	Return on average tangible common equity(1) was 10.30%, compared to 11.92%

•	Asset quality remains at historically low levels with nonperforming assets to total assets of 0.87%, compared to 0.74%

•	Allowance for credit losses was 1.46% of total loans, compared to 1.46%

•	Equity to assets remained strong at 11.31%, compared to 11.26%

•	Book value increased 5.1% to $25.63 per share from $24.38 per share

•	Tangible book value(1) increased 7.1% to $20.37 per share from $19.02 per share

(1)	See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”

Filer: Middlefield Banc Corp. Project Type: 8-K Description: (LED) Form 8-K Q2 Earnings Release	Document Type: 8-K Document Version: 7 Project ID: 106163	Created By: Damon Yoder Created At: 7/16/2024 9:51:22 PM EDT

Ronald L. Zimmerly, Jr., President and Chief Executive Officer, stated, “Throughout our Central, Western and Northeast Ohio markets, Middlefield’s team members are dedicated to providing leading community-oriented financial services to our customers. This long-standing commitment supports the financial success of our local communities, which is especially important as uncertainty about FOMC monetary policies and economic conditions has increased. Despite these macro trends, we remain focused on supporting our communities, managing expenses, and maintaining a strong balance sheet. I am pleased with the progress we are making as total loans at June 30, 2024, increased 6.3% year-over-year to a record $1.50 billion, year-to-date noninterest expense is in line with the prior year period, and we remain extremely ‘well-capitalized’ under applicable banking requirements.”

“We also continue to pursue our multi-year strategic growth goals, which are focused on increasing revenue opportunities, improving our customer experience, and advancing operational performance to create lasting value for our shareholders. For the 2024 second quarter, noninterest income increased 10.6% over the same period a year ago, and total deposits were up 2.6% over the past year to a record $1.47 billion, as we successfully diversify our revenue and increase our market share. In addition, our tangible book value(1) has grown 7.1% to $20.37 per share, reflecting stable profitability, limited accumulated other comprehensive income (AOCI) impacts, and asset quality in line with historical performance. While we expect the near-term banking environment to remain challenging, we continue to focus on supporting our communities, strategically allocating capital, maintaining disciplined underwriting standards, and prudently managing expenses,” concluded Mr. Zimmerly. (1)See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.

Income Statement

Net interest income for the 2024 first half decreased $3.8 million to $30.1 million, compared to $33.9 million for the same period last year. The net interest margin for the 2024 first half was 3.53%, compared to 4.23% last year.

For the 2024 first half, noninterest income increased $0.3 million to $3.6 million, compared to $3.3 million for the same period in 2023.

Noninterest expense for the 2024 first half was $23.9 million, compared to $23.8 million for the 2023 first half.

Net income for the six months ended June 30, 2024, was $8.3 million, or $1.03 per diluted share, compared to $10.0 million, or $1.23 per diluted share, for the same period last year.

For the 2024 first half, pre-tax, pre-provision net income was $9.7 million, compared to $13.3 million last year. (See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.)

Balance Sheet

Total assets at June 30, 2024, increased 4.4% to $1.83 billion, compared to $1.75 billion at June 30, 2023. Total loans at June 30, 2024, were $1.50 billion, compared to $1.41 billion at June 30, 2023. The 6.3% year-over-year increase in total loans was primarily due to higher commercial and industrial, residential real estate, and multifamily loans.

Total liabilities at June 30, 2024, increased 4.3% to $1.62 billion, compared to $1.55 billion at June 30, 2023. Total deposits at June 30, 2024, were $1.47 billion, compared to $1.43 billion at June 30, 2023. The 2.6% year-over-year increase in deposits was primarily due to growth in money market and time deposits, partially offset by declines in noninterest-bearing and interest-bearing demand and savings accounts. Noninterest-bearing demand deposits were 26.3% of total deposits at June 30, 2024, compared to 30.8% at June 30, 2023. At June 30, 2024, the Company had brokered deposits of $90.4 million, compared to $90.3 million at June 30, 2023.

The investment securities available for sale portfolio was $166.4 million at June 30, 2024, compared with $167.2 million at June 30, 2023.

Michael Ranttila, Chief Financial Officer, stated, “Asset quality remains stable. We have achieved four consecutive quarters with net quarter-to-date recoveries, and nonperforming assets to total assets at June 30, 2024, were 0.87%, compared to 0.74% at June 30, 2023. The slight uptick in nonperforming assets to total assets was due primarily to two relationships in the freight and industrial segments that moved to nonaccrual in the second quarter. We believe these relationships do not indicate a trend in the markets we serve, our portfolio, or underwriting standards. Despite this increase, we remain well reserved for potential credit losses with an allowance for credit losses to total loans of 1.46% at June 30, 2024, which was in line with the same period a year ago, and up slightly from the quarter ended March 31, 2024.”

Filer: Middlefield Banc Corp. Project Type: 8-K Description: (LED) Form 8-K Q2 Earnings Release	Document Type: 8-K Document Version: 7 Project ID: 106163	Created By: Damon Yoder Created At: 7/16/2024 9:51:22 PM EDT

Mr. Ranttila continued, “We also remain focused on identifying opportunities to improve our cost of funds, pay down higher-cost capital, and grow core deposits to support loan demand. Year-to-date, total deposits increased 3.0%, while our Federal Home Loan Bank (FHLB) advances decreased by 23.3%. At June 30, 2024, additional borrowing capacity at the FHLB was $440.3 million, with the potential to acquire additional brokered deposits of approximately $187.8 million. The combination of high levels of potentially liquid assets, cash flows from operations, and additional borrowing capacity provides us with excellent liquidity levels to support our long-term growth strategies and our legacy of returning excess capital to shareholders.”

Middlefield’s CRE portfolio included the following categories at June 30, 2024:

CRE Category	Balance (in thousands)	Percent of CRE Portfolio	Percent of Loan Portfolio
Multi-Family	$86,951	13.3%	5.8%
Office Space	76,341	11.6%	5.1%
Shopping Plazas	70,556	10.9%	4.7%
Self-Storage	55,267	8.4%	3.7%
Hospitality	39,540	6.0%	2.6%
Senior Living	28,911	4.4%	1.9%
Other	297,842	45.4%	19.9%

Total CRE	$655,408	100.0%	43.7%

Stockholders’ Equity and Dividends

At June 30, 2024, stockholders’ equity was $206.8 million compared to $197.2 million at June 30, 2023. The 4.8% year-over-year increase in stockholders’ equity was primarily due to higher retained earnings and an improvement in the unrealized losses on the available-for-sale investment portfolio, partially offset by stock acquired under the Company’s stock repurchase program. On a per-share basis, shareholders’ equity at June 30, 2024, was $25.63 compared to $24.38 at June 30, 2023.

At June 30, 2024, tangible stockholders’ equity(1) was $164.3 million, compared to $153.9 million at June 30, 2023. On a per-share basis, tangible stockholders’ equity(1) was $20.37 at June 30, 2024, compared to $19.02 at June 30, 2023. (1)See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.

For the 2024 first half, the Company declared cash dividends of $0.40 per share, totaling $3.2 million.

For the 2024 first half, the Company repurchased 43,858 shares of its common stock, at an average price of $24.00 per share. There were no repurchases during the second quarter of 2024.

At June 30, 2024, the Company’s equity-to-assets ratio was 11.31%, compared to 11.26% at June 30, 2023.

Asset Quality

For the 2024 first half, the Company recorded a recovery of credit losses of $49,000 versus a provision for credit losses of $1.3 million for the same period last year.

Net recoveries were $97,000, or (0.01%) of average loans, annualized, during the first half of 2024, compared to net charge-offs of $103,000, or 0.01% of average loans, annualized, at June 30, 2023.

Nonperforming loans at June 30, 2024, were $16.0 million, compared to $7.1 million at June 30, 2023. Nonperforming assets at June 30, 2024, were $16.0 million, compared to $12.9 million at June 30, 2023. The allowance for credit losses at June 30, 2024, stood at $21.8 million, or 1.46% of total loans, compared to $20.6 million, or 1.46% of total loans at June 30, 2023. The increase in the allowance for credit losses was mainly due to changes in projected loss drivers, prepayment assumptions, and curtailment expectations over the reasonable and supportable forecast period as well as an overall increase in total loans.

Filer: Middlefield Banc Corp. Project Type: 8-K Description: (LED) Form 8-K Q2 Earnings Release	Document Type: 8-K Document Version: 7 Project ID: 106163	Created By: Damon Yoder Created At: 7/16/2024 9:51:22 PM EDT

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding Company of The Middlefield Banking Company, with total assets of $1.83 billion at June 30, 2024. The Bank operates 21 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the following Consolidated Financial Highlights tables below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are several important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

Filer: Middlefield Banc Corp. Project Type: 8-K Description: (LED) Form 8-K Q2 Earnings Release	Document Type: 8-K Document Version: 7 Project ID: 106163	Created By: Damon Yoder Created At: 7/16/2024 9:51:22 PM EDT

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

Balance Sheets (period end)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
ASSETS
Cash and due from banks	$50,496	$44,816	$56,397	$56,228	$49,422
Federal funds sold	1,762	1,438	4,439	9,274	9,654

Cash and cash equivalents	52,258	46,254	60,836	65,502	59,076
Investment securities available for sale, at fair value	166,424	167,890	170,779	159,414	167,209
Other investments	881	907	955	958	711
Loans held for sale	—	—	—	632	171
Loans:
Commercial real estate:
Owner occupied	182,809	178,543	183,545	185,593	187,919
Non-owner occupied	385,648	398,845	401,580	382,676	385,846
Multifamily	86,951	81,691	82,506	82,578	58,579
Residential real estate	337,121	331,480	328,854	321,331	312,196
Commercial and industrial	234,702	227,433	221,508	214,334	209,349
Home equity lines of credit	131,047	129,287	127,818	127,494	126,894
Construction and other	132,530	135,716	125,105	127,106	118,851
Consumer installment	6,896	7,131	7,214	7,481	9,801

Total loans	1,497,704	1,490,126	1,478,130	1,448,593	1,409,435
Less allowance for credit losses	21,795	21,069	21,693	20,986	20,591

Net loans	1,475,909	1,469,057	1,456,437	1,427,607	1,388,844
Premises and equipment, net	20,744	21,035	21,339	21,708	21,629
Goodwill	36,356	36,356	36,356	36,197	36,197
Core deposit intangibles	6,126	6,384	6,642	6,906	7,171
Bank-owned life insurance	34,802	34,575	34,349	34,153	34,235
Other real estate owned	—	—	—	5,792	5,792
Accrued interest receivable and other assets	34,686	34,210	35,190	34,551	30,472

TOTAL ASSETS	$1,828,186	$1,816,668	$1,822,883	$1,793,420	$1,751,507

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
LIABILITIES
Deposits:
Noninterest-bearing demand	$387,024	$390,185	$401,384	$424,055	$441,102
Interest-bearing demand	206,542	209,015	205,582	243,973	229,633
Money market	355,630	318,823	274,682	275,766	241,537
Savings	192,472	196,721	210,639	216,453	231,508
Time	327,876	332,165	334,315	296,732	287,861

Total deposits	1,469,544	1,446,909	1,426,602	1,456,979	1,431,641
Federal Home Loan Bank advances	125,000	137,000	163,000	118,000	100,000
Other borrowings	11,762	11,812	11,862	11,912	11,961
Accrued interest payable and other liabilities	15,092	15,372	15,738	12,780	10,678

TOTAL LIABILITIES	1,621,398	1,611,093	1,617,202	1,599,671	1,554,280

STOCKHOLDERS’ EQUITY
Common stock, no par value; 25,000,000 shares authorized, 9,946,454
shares issued, 8,067,144 shares outstanding as of June 30, 2024	161,823	161,823	161,388	161,312	161,211
Retained earnings	105,342	102,791	100,237	98,717	96,500
Accumulated other comprehensive loss	(19,468)	(18,130)	(16,090)	(26,426)	(20,630)
Treasury stock, at cost; 1,879,310 shares as of June 30, 2024	(40,909)	(40,909)	(39,854)	(39,854)	(39,854)

TOTAL STOCKHOLDERS’ EQUITY	206,788	205,575	205,681	193,749	197,227

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,828,186	$1,816,668	$1,822,883	$1,793,420	$1,751,507

Filer: Middlefield Banc Corp. Project Type: 8-K Description: (LED) Form 8-K Q2 Earnings Release	Document Type: 8-K Document Version: 7 Project ID: 106163	Created By: Damon Yoder Created At: 7/16/2024 9:51:22 PM EDT

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Six Months Ended
Statements of Income	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$23,422	$22,395	$22,027	$20,899	$20,762	$45,817	$39,037
Interest-earning deposits in other institutions	386	437	370	300	369	823	620
Federal funds sold	122	152	94	266	158	274	411
Investment securities:
Taxable interest	505	467	479	477	479	972	937
Tax-exempt interest	966	972	976	980	978	1,938	1,958
Dividends on stock	198	189	144	148	91	387	179

Total interest and dividend income	25,599	24,612	24,090	23,070	22,837	50,211	43,142

INTEREST EXPENSE
Deposits	8,423	7,466	6,522	5,632	3,851	15,889	6,841
Short-term borrowings	1,920	1,993	2,013	1,258	1,462	3,913	2,114
Other borrowings	173	184	179	213	170	357	326

Total interest expense	10,516	9,643	8,714	7,103	5,483	20,159	9,281

NET INTEREST INCOME	15,083	14,969	15,376	15,967	17,354	30,052	33,861
Provision (Recovery of) for credit losses	87	(136)	554	1,127	814	(49)	1,321

NET INTEREST INCOME AFTER PROVISION
(RECOVERY OF) FOR CREDIT LOSSES	14,996	15,105	14,822	14,840	16,540	30,101	32,540

NONINTEREST INCOME
Service charges on deposit accounts	971	909	997	954	940	1,880	1,926
(Loss) gain on equity securities	(27)	(52)	(4)	48	(67)	(79)	(205)
(Loss) gain on other real estate owned	—	—	(172)	—	—	—	2
Earnings on bank-owned life insurance	227	227	196	207	220	454	420
Gain on sale of loans	69	10	23	45	6	79	29
Revenue from investment services	269	204	193	190	174	473	359
Gross rental income	—	67	132	110	77	67	179
Other income	251	431	237	263	242	682	560

Total noninterest income	1,760	1,796	1,602	1,817	1,592	3,556	3,270

NONINTEREST EXPENSE
Salaries and employee benefits	6,111	6,333	6,646	5,994	6,019	12,444	11,871
Occupancy expense	601	552	512	699	659	1,153	1,355
Equipment expense	261	240	273	297	354	501	672
Data processing costs	1,168	1,249	1,348	1,209	1,137	2,417	2,207
Ohio state franchise tax	397	397	397	398	398	794	783
Federal deposit insurance expense	256	251	285	207	249	507	369
Professional fees	557	558	660	545	550	1,115	1,088
Advertising expense	508	419	162	414	415	927	901
Software amortization expense	21	22	22	24	23	43	49
Core deposit intangible amortization	258	258	264	265	265	516	529
Gross other real estate owned expenses	—	99	120	195	63	99	195
Merger-related costs	—	—	—	22	206	—	449
Other expense	1,764	1,587	1,483	1,849	1,716	3,351	3,378

Total noninterest expense	11,902	11,965	12,172	12,118	12,054	23,867	23,846

Income before income taxes	4,854	4,936	4,252	4,539	6,078	9,790	11,964
Income taxes	690	769	709	703	986	1,459	1,975

NET INCOME	$4,164	$4,167	$3,543	$3,836	$5,092	$8,331	$9,989

PTPP (1)	$4,941	$4,800	$4,806	$5,666	$6,892	$9,741	$13,285

Filer: Middlefield Banc Corp. Project Type: 8-K Description: (LED) Form 8-K Q2 Earnings Release	Document Type: 8-K Document Version: 7 Project ID: 106163	Created By: Damon Yoder Created At: 7/16/2024 9:51:22 PM EDT

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Per common share data
Net income per common share—basic	$0.52	$0.52	$0.44	$0.47	$0.63	$1.04	$1.23
Net income per common share—diluted	$0.52	$0.51	$0.44	$0.47	$0.63	$1.03	$1.23
Dividends declared per share	$0.20	$0.20	$0.25	$0.20	$0.20	$0.40	$0.40
Book value per share (period end)	$25.63	$25.48	$25.41	$23.94	$24.38	$25.63	$24.38
Tangible book value per share (period end) (1) (2)	$20.37	$20.18	$20.10	$18.62	$19.02	$20.37	$19.02
Dividends declared	$1,613	$1,613	$2,023	$1,619	$1,616	$3,226	$3,223
Dividend yield	3.34%	3.37%	3.06%	3.12%	2.99%	3.34%	3.01%
Dividend payout ratio	38.74%	38.71%	57.10%	42.21%	31.74%	38.72%	32.27%
Average shares outstanding—basic	8,067,144	8,091,203	8,093,478	8,092,494	8,088,793	8,079,174	8,113,645
Average shares outstanding—diluted	8,072,499	8,096,317	8,116,261	8,101,306	8,101,984	8,084,529	8,126,836
Period ending shares outstanding	8,067,144	8,067,144	8,095,252	8,092,576	8,088,793	8,067,144	8,088,793
Selected ratios
Return on average assets (Annualized)	0.91%	0.92%	0.78%	0.86%	1.17%	0.91%	1.16%
Return on average equity (Annualized)	8.15%	8.16%	7.13%	7.73%	10.41%	8.16%	9.64%
Return on average tangible common equity (1) (3)	10.29%	10.30%	9.11%	9.91%	13.12%	10.30%	11.92%
Efficiency (4)	67.97%	68.68%	68.99%	65.65%	61.27%	68.32%	62.73%
Equity to assets at period end	11.31%	11.32%	11.28%	10.80%	11.26%	11.31%	11.26%
Noninterest expense to average assets	0.64%	0.66%	0.68%	0.68%	0.69%	1.30%	1.38%

(1)	See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.
(2)	Calculated by dividing tangible common equity by shares outstanding.
(3)	Calculated by dividing annualized net income for each period by average tangible common equity.
(4)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income.

	For the Three Months Ended					For the Six Months Ended
Yields	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Interest-earning assets:
Loans receivable (1)	6.27%	6.11%	6.01%	5.82%	5.96%	6.19%	5.71%
Investment securities (1) (2)	3.59%	3.52%	3.52%	3.51%	3.54%	3.56%	3.55%
Interest-earning deposits with other banks	4.59%	4.88%	3.71%	4.13%	3.98%	4.74%	3.71%
Total interest-earning assets	5.92%	5.77%	5.64%	5.49%	5.60%	5.85%	5.37%
Deposits:
Interest-bearing demand deposits	1.93%	1.86%	1.67%	1.51%	1.11%	1.90%	0.99%
Money market deposits	3.95%	3.81%	3.58%	2.94%	2.21%	3.88%	1.89%
Savings deposits	0.64%	0.58%	0.59%	0.58%	0.73%	0.61%	0.89%
Certificates of deposit	4.57%	4.06%	3.68%	3.27%	2.35%	4.32%	2.04%
Total interest-bearing deposits	3.15%	2.88%	2.56%	2.16%	1.60%	3.02%	1.44%
Non-Deposit Funding:
Borrowings	5.60%	5.61%	5.57%	5.66%	5.26%	5.60%	5.10%
Total interest-bearing liabilities	3.45%	3.23%	2.96%	2.48%	2.02%	3.34%	1.78%
Cost of deposits	2.30%	2.08%	1.81%	1.53%	1.09%	2.19%	0.97%
Cost of funds	2.61%	2.42%	2.18%	1.80%	1.43%	2.52%	1.23%
Net interest margin (3)	3.51%	3.54%	3.63%	3.82%	4.27%	3.53%	4.23%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.
(2)	Yield is calculated on the basis of amortized cost.
(3)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended
Asset quality data	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
(Dollar amounts in thousands, unaudited)
Nonperforming loans	$15,961	$10,831	$10,877	$7,717	$7,116
Other real estate owned	—	—	—	5,792	5,792

Nonperforming assets	$15,961	$10,831	$10,877	$13,509	$12,908

Allowance for credit losses	$21,795	$21,069	$21,693	$20,986	$20,591
Allowance for credit losses/total loans	1.46%	1.41%	1.47%	1.45%	1.46%
Net charge-offs (recoveries):
Quarter-to-date	$(29)	$(68)	$(117)	$(16)	$111
Year-to-date	(97)	(68)	(31)	87	103
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	(0.01%)	(0.02%)	(0.03%)	0.00%	0.03%
Year-to-date	(0.01%)	(0.02%)	0.00%	0.01%	0.01%
Nonperforming loans/total loans	1.07%	0.73%	0.74%	0.53%	0.50%
Allowance for credit losses/nonperforming loans	136.55%	194.52%	199.44%	271.95%	289.36%
Nonperforming assets/total assets	0.87%	0.60%	0.60%	0.75%	0.74%

Filer: Middlefield Banc Corp. Project Type: 8-K Description: (LED) Form 8-K Q2 Earnings Release	Document Type: 8-K Document Version: 7 Project ID: 106163	Created By: Damon Yoder Created At: 7/16/2024 9:51:22 PM EDT

MIDDLEFIELD BANC CORP.

GAAP to Non-GAAP Reconciliations

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Stockholders’ equity	$206,788	$205,575	$205,681	$193,749	$197,227
Less goodwill and other intangibles	42,482	42,740	42,998	43,103	43,368

Tangible common equity	$164,306	$162,835	$162,683	$150,646	$153,859

Shares outstanding	8,067,144	8,067,144	8,095,252	8,092,576	8,088,793

Tangible book value per share	$20.37	$20.18	$20.10	$18.62	$19.02

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Six Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Average stockholders’ equity	$205,379	$205,342	$197,208	$196,795	$196,183	$205,330	$195,826
Less average goodwill and other intangibles	42,607	42,654	42,972	43,232	40,522	42,609	39,911

Average tangible common equity	$162,772	$162,688	$154,236	$153,563	$155,661	$162,721	$155,915

Net income	$4,164	$4,167	$3,543	$3,836	$5,092	$8,331	$9,989

Return on average tangible common equity (annualized)	10.29%	10.30%	9.11%	9.91%	13.12%	10.30%	12.92%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Six Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Net income	$4,164	$4,167	$3,543	$3,836	$5,092	$8,331	$9,989
Add income taxes	690	769	709	703	986	1,459	1,975
Add provision (recovery of) for credit losses	87	(136)	554	1,127	814	(49)	1,321

PTPP	$4,941	$4,800	$4,806	$5,666	$6,892	$9,741	$13,285

Filer: Middlefield Banc Corp. Project Type: 8-K Description: (LED) Form 8-K Q2 Earnings Release	Document Type: 8-K Document Version: 7 Project ID: 106163	Created By: Damon Yoder Created At: 7/16/2024 9:51:22 PM EDT

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (1)	$1,503,440	$23,422	6.27%	$1,400,074	$20,762	5.96%
Investment securities (1) (2)	193,688	1,471	3.59%	194,331	1,457	3.54%
Interest-earning deposits with other banks (3)	61,891	706	4.59%	62,296	618	3.98%

Total interest-earning assets	1,759,019	25,599	5.92%	1,656,701	22,837	5.60%

Noninterest-earning assets	84,495			88,679

Total assets	$1,843,514			$1,745,380

Interest-bearing liabilities:
Interest-bearing demand deposits	$209,965	$1,009	1.93%	$214,045	$595	1.11%
Money market deposits	337,937	3,320	3.95%	234,497	1,294	2.21%
Savings deposits	192,577	305	0.64%	263,587	478	0.73%
Certificates of deposit	333,542	3,789	4.57%	252,785	1,484	2.35%
Short-term borrowings	138,656	1,920	5.57%	112,349	1,462	5.22%
Other borrowings	11,791	173	5.90%	11,992	170	5.69%

Total interest-bearing liabilities	1,224,468	10,516	3.45%	1,089,255	5,483	2.02%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	396,626			450,835
Other liabilities	17,042			9,107
Stockholders’ equity	205,379			196,183

Total liabilities and stockholders’ equity	$1,843,514			$1,745,380

Net interest income		$15,083			$17,354

Interest rate spread (4)			2.47%			3.58%
Net interest margin (5)			3.51%			4.27%
Ratio of average interest-earning assets to average interest-bearing liabilities			143.66%			152.09%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $289 and $294 for the three months ended June 30, 2024 and 2023, respectively.
(2)	Yield is calculated on the basis of amortized cost.
(3)	Includes dividends received on restricted stock.
(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

Filer: Middlefield Banc Corp. Project Type: 8-K Description: (LED) Form 8-K Q2 Earnings Release	Document Type: 8-K Document Version: 7 Project ID: 106163	Created By: Damon Yoder Created At: 7/16/2024 9:51:22 PM EDT

	For the Three Months Ended
	June 30, 2024			March 31, 2024
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (1)	$1,503,440	$23,422	6.27%	$1,476,543	$22,395	6.11%
Investment securities (1) (2)	193,688	1,471	3.59%	193,810	1,439	3.52%
Interest-earning deposits with other banks (3)	61,891	706	4.59%	64,139	778	4.88%

Total interest-earning assets	1,759,019	25,599	5.92%	1,734,492	24,612	5.77%

Noninterest-earning assets	84,495			88,192

Total assets	$1,843,514			$1,822,684

Interest-bearing liabilities:
Interest-bearing demand deposits	$209,965	$1,009	1.93%	$211,009	$978	1.86%
Money market deposits	337,937	3,320	3.95%	298,479	2,827	3.81%
Savings deposits	192,577	305	0.64%	201,080	290	0.58%
Certificates of deposit	333,542	3,789	4.57%	333,871	3,371	4.06%
Short-term borrowings	138,656	1,920	5.57%	144,357	1,993	5.55%
Other borrowings	11,791	173	5.90%	11,840	184	6.25%

Total interest-bearing liabilities	1,224,468	10,516	3.45%	1,200,636	9,643	3.23%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	396,626			400,209
Other liabilities	17,042			16,497
Stockholders’ equity	205,379			205,342

Total liabilities and stockholders’ equity	$1,843,514			$1,822,684

Net interest income		$15,083			$14,969

Interest rate spread (4)			2.47%			2.54%
Net interest margin (5)			3.51%			3.54%
Ratio of average interest-earning assets to average interest-bearing liabilities			143.66%			144.46%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $289 and $282 for the three months ended June 30, 2024 and March 31, 2024, respectively.
(2)	Yield is calculated on the basis of amortized cost.
(3)	Includes dividends received on restricted stock.
(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

Filer: Middlefield Banc Corp. Project Type: 8-K Description: (LED) Form 8-K Q2 Earnings Release	Document Type: 8-K Document Version: 7 Project ID: 106163	Created By: Damon Yoder Created At: 7/16/2024 9:51:22 PM EDT

	For the Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (1)	$1,489,992	$45,817	6.19%	$1,380,470	$39,037	5.71%
Investment securities (1) (2)	193,749	2,910	3.56%	194,181	2,895	3.55%
Interest-earning deposits with other banks (3)	63,015	1,484	4.74%	65,802	1,210	3.71%

Total interest-earning assets	1,746,756	50,211	5.85%	1,640,453	43,142	5.37%

Noninterest-earning assets	86,343			89,508

Total assets	$1,833,099			$1,729,961

Interest-bearing liabilities:
Interest-bearing demand deposits	$210,487	$1,986	1.90%	$195,990	$960	0.99%
Money market deposits	318,208	6,147	3.88%	221,452	2,077	1.89%
Savings deposits	196,828	594	0.61%	289,318	1,281	0.89%
Certificates of deposit	333,706	7,162	4.32%	249,468	2,523	2.04%
Short-term borrowings	141,507	3,913	5.56%	84,404	2,114	5.05%
Other borrowings	11,815	357	6.08%	12,015	326	5.47%

Total interest-bearing liabilities	1,212,551	20,159	3.34%	1,052,647	9,281	1.78%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	398,417			471,242
Other liabilities	16,801			10,246
Stockholders’ equity	205,330			195,826

Total liabilities and stockholders’ equity	$1,833,099			$1,729,961

Net interest income		$30,052			$33,861

Interest rate spread (4)			2.51%			3.59%
Net interest margin (5)			3.53%			4.23%
Ratio of average interest-earning assets to average interest-bearing liabilities			144.06%			155.84%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $570 and $572 for the six months ended June 30, 2024 and June 30, 2023, respectively.
(2)	Yield is calculated on the basis of amortized cost.
(3)	Includes dividends received on restricted stock.
(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.